Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Osprey Bitcoin Trust (the “Company”) on Form 10-Q for the period ended June 30, 2026 as filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Report”), I, Robert J. Rokose, Chief Financial Officer of Osprey Funds, LLC, Sponsor of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is being furnished and not filed, and shall not be incorporated into any documents for any purpose, under the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

By:	/s/ Robert J. Rokose
Robert J. Rokose*
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* The registrant is a trust and Robert J. Rokose is signing in his capacity as Principal Financial Officer of Osprey Funds, LLC, Sponsor of the Osprey Bitcoin Trust

Dated: August 11, 2026